EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CORPORATE CONTACTS:	MEDIA CONTACT:
Robert Hamilton, CPA	Eric Goldman, Neale-May & Partners
Chief Financial Officer	Vice President
954-360-9022x115	212-213-5400x202
rhamilton@eDiets.com	egoldman@nealemay.com

INVESTOR RELATIONS CONTACT:
Alison Tanner, CFA	Harriet Fried, Lippert/Heilshorn & Associates, Inc.
Chief Strategist	Vice President
954-360-9022x140	212-838-3777
alison@eDiets.com	hfried@lhai.com

eDiets.com™ Announces Private Placement

DEERFIELD BEACH, FL — April 13, 2004 — eDiets.com, Inc. (NASDAQ:DIET), an online diet and healthy living destination for consumers seeking personalized advice, information, products and services, today announced that a number of institutional accredited investors have agreed to purchase 2.2 million of its unregistered common shares in a private placement at a price of $4.40 per share. Thomas Weisel Partners LLC acted as the exclusive placement agent for the offering. Of the 2.2 million shares being sold, 1.6 million shares will be newly issued by eDiets, for net proceeds to the Company of $6.6 million, and 600,000 shares will be sold by David Humble, the Company’s CEO. In addition, investors will have the right to purchase another 550,000 new shares at the same price for up to 90 days after the effectiveness of a resale registration statement relating to the shares. The offering is expected to be completed on or about April 15, 2004.

“The proceeds of the private placement will be applied to our expansion into multiple brands, channels and countries,” commented David Humble, eDiets.com’s CEO. “Uses of proceeds may include making upfront investments in television and other offline media, further licensing of third party diet, fitness and motivation programs and more aggressive growth outside of the U.S.”

The securities offered by the company to accredited investors in the private placement were sold in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The securities have not been registered under the Securities Act or any state securities laws, and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. In connection with the offering, eDiets has agreed to file a registration statement under the Securities Act covering the resale of the shares purchased. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy shares and is being issued under Rule 135c under the Securities Act.

About eDiets.com

eDiets.com is a one-stop online diet and healthy living destination offering professional advice, information, products and services to consumers seeking to improve their nutrition and fitness, live healthier, and live longer. Over 1.4 million consumers worldwide have become eDiets.com members since 1997.

Statements in the release, which are not historical in nature, are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements of the Company to be materially different from those which may be expressed or implied by such statements. These risks and uncertainties include, among others, that the Company will not be able to complete the outside financing or find additional financing, when and if required, on acceptable terms, changes in general economic and business conditions, changes in product acceptance by consumers, a decline in the effectiveness of sales and marketing efforts, loss of market share and pressure on prices resulting from competition. For additional information regarding these and other risks and uncertainties associated with eDiets.com’s business, reference is made to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003, and other reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements are current only as of the date on which such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements.

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